UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2007

TRIARC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2207 (Commission File Number)	38-0471180 (IRS Employer Identification No.)

280 Park Avenue New York, NY (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code: (212) 451-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information in this Report is being furnished, not filed, pursuant to Regulation FD. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission that the information in this Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc Companies, Inc. (“Triarc” or the “Company”) or any of its subsidiaries.

In connection with the marketing by Deerfield Triarc Capital Corp. (“DFR”) of a loan to finance the previously announced acquisition by DFR of Deerfield & Company LLC (“Deerfield”), of which Triarc is the owner of approximately 94% of the voting interests, 64% of the capital interests and at least 52% of the profits interests, DFR is providing lenders with certain information, including the following:

1.              Through its wholly-owned subsidiary, Deerfield Capital Management LLC (“DCM”), Deerfield manages $14 billion in assets as of June 1, 2007, and the following graph, which represents a breakdown of the assets under Deerfield’s management as of June 1, 2007 (including DFR capital):

2.                 DCM’s adjusted total revenues for the year ended December 31, 2006 were $92.4 million (adjusted from $88.0 million previously reported in Triarc’s Annual Report on Form 10-K for the year ended December 31, 2006 to include $2.4 million of asset management fees charged to Triarc that were eliminated in consolidation and $2.0 million of net investment income on required investments reclassified for this presentation), broken down as follows:

2    Including fees from DFR.

[3]	Net Revenues include investment advisory and other related fees of $90.4 million and net investment income on required investments of $2.0 million.

3.             The following graph which illustrates the breakdown of DCM’s revenues by product for the twelve months ended March 31, 2007 (adjusted to include $2.0 million of asset management fees charged to Triarc that were eliminated in consolidation and $1.2 million of net earnings on required investments reclassified for this presentation):

4.             The following chart which represents a summary of DCM’s portfolios:

Source: DFR’s Definitive Proxy Statement dated July 13, 2007

Notes:

1	Based on AUM as of June 1, 2007
2	Based on revenue of $92.3 million which includes net earnings on the required investments of $1.2 million.

5.            The following graph which represents the historical growth in DCM’s assets under management (as allocated among the various asset classes) from 2002 through June 1, 2007:

6.            The following graph which shows the historical growth in management fee revenue for the years ending December 31, 2002 through December 31, 2006, and for the twelve months ended March 31, 2007:

7.	The following graphs which illustrate the historical growth in DCM’s fees by source:

8.	The following graph which identifies the historical components of DCM’s revenues:

9.	The following graphs which present breakdowns of DCM’s investor base by geography and type:

10.	The following graph which presents DCM’s high yield loan default experience on a comparative basis:

11.	The following table which sets forth the estimated maturities of DCM’s current CDO portfolio:

12.          The following table which identifies the amount of DCM’s outstanding CDOs on an historical basis and estimated basis for 2007:

1 Assumes issuance of all of DCM’s expected CDO offerings identified in item 13 below.

13.	The following table which identifies DCM’s expected CDO offerings in 2007:

14.	The following table which describes the 2 Investment Grade Bond CDOs managed by DCM as of June 1, 2007:

15.	The following table which describes the 11 CLOs and the structured loan fund managed DCM as of June 1, 2007:

16.	The following table which describes the 13 ABS CDOs managed by DCM as of June 1, 2007:

17.	The following table which describes the four distinct hedge funds managed by Deerfield as of June 1, 2007:

Certain statements in this Current Report on Form 8-K that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, “Triarc” or the “Company”), including Deerfield, and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements contained in this press release are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by the forward- looking statements contained herein. Such factors, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, the following:

•	competition, including pricing pressures and the potential impact of competitors’ new units on sales by Arby’s® restaurants;
•	consumers’ perceptions of the relative quality, variety, affordability and value of the food products we offer;
•	success of operating initiatives;
•	development costs, including real estate and construction costs;
•	advertising and promotional efforts by us and our competitors;
•	consumer awareness of the Arby’s brand;
•	the existence or absence of positive or adverse publicity;
•	new product and concept development by us and our competitors, and market acceptance of such new product offerings and concepts;
•

changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as “mad cow disease” and avian influenza or “bird flu”

•	changes in spending patterns and demographic trends, such as the extent to which consumers eat meals away from home;
•	adverse economic conditions, including high unemployment rates, in geographic regions that contain a high concentration of Arby’s restaurants;
•	the business and financial viability of key franchisees;
•	the timely payment of franchisee obligations due to us;
•	availability, location and terms of sites for restaurant development by us and our franchisees;
•	the ability of our franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;
•	delays in opening new restaurants or completing remodels;
•	the timing and impact of acquisitions and dispositions of restaurants;
•	our ability to successfully integrate acquired restaurant operations;
•	anticipated or unanticipated restaurant closures by us and our franchisees;
•	our ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby’s restaurants successfully;
•	changes in business strategy or development plans, and the willingness of our franchisees to participate in our strategies and operating initiatives;

•	business abilities and judgment of our and our franchisees’ management and other personnel;
•	availability of qualified restaurant personnel to us and to our franchisees, and our and our franchisees’ ability to retain such personnel;
•

our ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby’s restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

•	changes in commodity (including beef and chicken), labor, supply, distribution and other operating costs;
•	availability and cost of insurance;
•	adverse weather conditions;
•

significant reductions in our client assets under management (which would reduce our advisory fee revenue), due to such factors as weak performance of our investment products (either on an absolute basis or relative to our competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that we trade, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products we offer, loss of investor confidence due to adverse publicity, and non- renewal or early termination of investment management agreements;

•	increased competition from other asset managers offering products similar to those we offer;
•	pricing pressure on the advisory fees that we can charge for our investment advisory services;
•

difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•

our removal as investment manager of one or more of the collateral debt obligation vehicles (CDOs) or other accounts we manage, or the reduction in our CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

•	availability, terms (including changes in interest rates) and effective deployment of capital;
•

changes in legal or self-regulatory requirements, including franchising laws, investment management regulations, accounting standards, environmental laws, overtime rules, minimum wage rates and taxation rates;

•	the costs, uncertainties and other effects of legal, environmental and administrative proceedings;
•	the impact of general economic conditions on consumer spending or securities investing, including a slower consumer economy and the effects of war or terrorist activities; and
•

other risks and uncertainties affecting us and our subsidiaries referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (see especially “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”), our Quarterly Report on Form 10-Q for the quarter ended April 1, 2007 (see especially “Item 1A. Risk Factors” and “Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and in our other current and periodic filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Triarc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2007

TRIARC COMPANIES, INC.

By:	/s/ Stuart I. Rosen
Name:	Stuart I. Rosen
Title:	Senior Vice President and General Counsel, and Assistant Secretary